As filed with the Securities and Exchange Commission on June 30, 2003

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMERICAN RETIREMENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Tennessee (State or Other Jurisdiction of Incorporation or Organization)	62-1674303 (I.R.S. Employer Identification No.)

111 Westwood Place, Suite 200 Brentwood, Tennessee (Address of Principal Executive Offices)	37027 (Zip Code)

AMERICAN RETIREMENT CORPORATION EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plan)

W. E. Sheriff
111 Westwood Place, Suite 200
Brentwood, Tennessee 37027
(Name and Address of Agent For Service)

(615) 221-2250
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum
of Securities To	Amount To	Offering Price	Aggregate Offering	Amount of
Be Registered	Be Registered	Per Share*	Price*	Registration Fee

Common Stock, par value $.01 per share	250,000 shares	$1.975	$493,750	$40

*	The offering price is estimated solely for the purpose of determining the amount of the registration fee. Such estimate has been calculated in accordance with Rule 457(c) and Rule 457(h) and is based upon the average of the high and low prices per share of the Registrant’s Common Stock as reported on the New York Stock Exchange Composite Transactions tape for June 26, 2003.

SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
Ex-4.3 Second Amendment
Ex-5 Opinion of Bass, Berry & Sims PLC
Ex-23.2 Consent of KPMG LLP

     This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, par value $.01 per share (the “Common Stock”), of American Retirement Corporation, a Tennessee corporation (the “Registrant”), issuable pursuant to the American Retirement Corporation Employee Stock Purchase Plan (the “Plan”). The Registrant’s previously filed Registration Statement on Form S-8 (No. 333-28657), as filed with the Securities and Exchange Commission (the “Commission”) on June 6, 1997, is hereby incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

     The following documents previously filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003;

(c)	The Registrant’s Current Reports on Form 8-K filed on March 4, 2003, March 6, 2003, May 8, 2003 and May 8, 2003;

(d)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on May 22, 1997, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby; and

(e)	The description of the Registrant’s Common Stock purchase rights contained in the Registration Statement on Form 8-A filed on November 25, 1998, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

     Information furnished under Items 9 and 12 of our Current Reports on Form 8-K, including the related exhibits, is not incorporated by reference in this registration statement.

     All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 8.	Exhibits

4.1	American Retirement Corporation Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-23197)).
4.2	First Amendment to American Retirement Corporation Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997).
4.3	Second Amendment to American Retirement Corporation Employee Stock Purchase Plan.
5	Opinion of Bass, Berry & Sims PLC.
23.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5).
23.2	Consent of KPMG LLP.
24	Powers of Attorney (included at pages II-3 and II-4).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 30th day of June, 2003.

AMERICAN RETIREMENT CORPORATION

By:	/s/ W. E. Sheriff

Name:	W. E. Sheriff
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints W. E. Sheriff and Bryan D. Richardson, or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ W. E. Sheriff W. E. Sheriff	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	June 30, 2003

/s/ Bryan D. Richardson Bryan D. Richardson	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 30, 2003

/s/ Frank M. Bumstead Frank M. Bumstead	Director	June 30, 2003

/s/ Christopher J. Coates Christopher J. Coates	Director	June 30, 2003

Clarence Edmonds	Director

Signature	Capacity	Date

/s/ John A. Morris, Jr., M.D. John A. Morris, Jr., M.D.	Director	June 30, 2003

/s/ Daniel K. O’Connell Daniel K. O’Connell	Director	June 30, 2003

/s/ Nadine C. Smith Nadine C. Smith	Director	June 30, 2003

/s/ Lawrence J. Stuesser Lawrence J. Stuesser	Director	June 30, 2003

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

4.1	American Retirement Corporation Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-23197)).
4.2	First Amendment to American Retirement Corporation Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997).
4.3	Second Amendment to American Retirement Corporation Employee Stock Purchase Plan.
5	Opinion of Bass, Berry & Sims PLC.
23.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5).
23.2	Consent of KPMG LLP.
24	Powers of Attorney (included at pages II-3 and II-4).